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                                                                EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                                 /S/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP


November 12, 1998
Houston, Texas